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                                                                  EXHIBIT 10.20

                           PURCHASE AND SALE AGREEMENT

                                 by and between

                                 THE GABLES, LLC
                                   ("Seller")

                                       and

                   EDUCATION REALTY OPERATING PARTNERSHIP, LP.
                                  ("Purchaser")

                         THE GABLES - BOWLING GREEN, KY

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                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT ("Contract") is executed by and between:
The Gables, LLC, a Kentucky limited liability company ("Seller") and Education Realty Operating Partnership. L.P., a Delaware limited partnership ("Purchaser"), as of the 27th day of August, 2004.

                                    ARTICLE 1

                                Sale and Purchase

      Section 1.1 Property. Subject to the terms and provisions hereof, in consideration of Ten and No/100 Dollars ($10.00) cash in hand paid, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller the following (collectively, the "Property"):

            (a) Real Property. All of Seller's rights, titles and interests in and to the land situated in Warren County, Kentucky (the "Land"), more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all of Seller's rights, titles and interests in and to (i) the improvements situated on the Land currently known as "The Gables" and all other structures, fixtures, buildings, and improvements situated on the Land (collectively, such buildings, structures, fixtures and improvements being herein called the "Improvements"), (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements, (iii) all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (iv) all rights, titles, power, privileges, interest, licenses, easements and rights-of-way appurtenant or incident to any of the foregoing (collectively, the Land, Improvements and interests set forth in (ii) through (iv) above, herein called the "Real Property");

            (b) Personal Property. All of Seller's rights, titles and interests in and to the furniture, fixtures, inventory, equipment, appliances and other personal property of whatever kind or character now or hereafter owned by Seller in whole or in part, and attached to, installed, located or used in, on or about the Real Property, including but not limited to all personal property described on the list attached to this contract as Exhibit "B" attached hereto and made a part hereof.

            (c) Miscellaneous Contracts. All of Seller's rights, titles and interests in and to all agreements, contracts, leases, permits and licenses, which relate to or affect the Real Property, the Personal Property or the operation or use thereof (collectively the "Miscellaneous Contracts"), including, without limitation, any operating agreements, employment agreements, service and maintenance contracts, equipment leases, vehicle leases, supply contracts, leases of space for restaurant or other retail uses, billboard, signage, promotional or other advertising agreements or leases, food, hotel or operational permits or licenses affecting or used in connection with the operation of the Property, but excluding any and all management and/or franchise agreements affecting the Property.

            It is understood and agreed that Seller owns an undivided one-half (1/2) interest in and to the Property, as a tenant-in-common with Purchaser.

                                    ARTICLE 2

                          Consideration for Conveyance

            The Purchase Price (herein so called) for the Property is and shall be the sum of Five Hundred Fifteen Thousand Five Hundred Twenty Four and No/100 Dollars ($515,524.00), which shall be due and payable all cash at the Closing (hereinafter defined), plus one-half (1/2) of the principal balance of the Loan (hereinafter defined) on the Closing Date. In addition, Purchaser shall assume the unpaid principal balance of that certain promissory note ("Note") executed by Purchaser and Seller to the lender named therein ("Lender"), secured by that certain mortgage and other loan documents of even date with the Note ("Loan Documents") presently of record and encumbering the Property (collectively, the "Loan"), plus any and all fees and expenses required for the assumption of the Loan.

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                       ARTICLE 3 - Intentionally omitted.

                        ARTICLE 4 -Intentionally omitted.

                       ARTICLE 5 - Intentionally omitted.

                                    ARTICLE 6

                                     Closing

      The Closing is expressly conditioned upon, and shall be contemporaneous with, the closing of Purchaser's contracts with certain other parties commonly referred to as the "JPI Entities", such contracts dated as of August 6, 2004, for the sale and purchase of properties located in various states (the "REIT Properties"), as such contracts may be amended, modified, or restated from time to time upon agreement of the parties thereto. The Closing shall take place on or before November 30, 2004, but may be extended for an additional thirty (30) days upon Purchaser's request for such extension. It is Purchaser's intention to close the purchase of the Property, as well as the REIT Properties, and place all of these properties into a real estate investment trust public offering. Seller understands and agrees that Purchaser's obligations hereunder are expressly contingent and conditioned upon the successful closing and completion of the purchase of the REIT Properties and said public offering. Time is not of the essence where the Closing Date is concerned.

                                    ARTICLE 7

              Damage, Destruction or Condemnation Prior to Closing

      Section 7.1 Damage or Destruction. If, at any time after the date hereof and on or before the Closing Date, all or any portion of the Property is damaged, destroyed or rendered inoperative by fire, flood, natural elements or other causes beyond Seller's control (collectively, the "Damage"), then the following shall apply:

            (a) If the Damage is not Material (as hereinafter defined), Purchaser shall proceed to close and purchase Seller's interest in the Property for the full purchase price; and Seller shall assign all rights to insurance proceeds as a result of the Damage to Purchaser.

            (b) If the Damage is Material, then Purchaser may elect either (a) to terminate this Agreement by written notice to Seller given at least ten
      (10) days prior to the Closing, whereupon neither party hereto shall have any further rights against or obligations to the other under this Agreement; or (b) proceed to Closing without any deduction from the Purchase Price to Seller, in which event Seller may assign all of Seller's right to receive insurance proceeds for the Damage to Purchaser.

            (c) If Purchaser elects to close the purchase of the Property in its condition (with respect to the Damage covered by insurance) on the Closing Date with an assignment of the insurance proceeds from Seller, Seller shall permit Purchaser to conduct any remaining settlement or other negotiations with the insurer as to the amount of proceeds payable on account of the Damage.

            (d) For the purposes of this Section 7.1, Damage shall be deemed to be "Material" if the cost of repairing such Damage equals or exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

      Section 7.2 Condemnation. If, prior to the Closing Date, all or any portion of the Property is taken by, or made subject to, condemnation, eminent domain or other governmental acquisition proceedings and as a result cannot be operated in the same manner it was previously operated in with the same number of housing units, or in the event of any change in the zoning designation of the Land to the effect that the Property could not be operated in the same manner it was previously operated in with the same number of housing units without a variance, then Purchaser, at its sole option, may elect either:

            (a) to terminate this Contract by written notice to Seller given at or prior to the Closing, whereupon neither party hereto shall have any further rights against or obligations to the other under this Contract; or

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            (b) to agree to close and deduct from the Purchase Price an amount equal to any sum previously paid to Seller for such governmental acquisition, in which event Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards which may in the future be made on account of such governmental acquisition.

                                    ARTICLE 8

                    Representations and Warranties of Seller

      Section 8.1 Representation and Warranties. Seller represents and warrants to the Purchaser that, as of the date hereof and on the Closing Date:

            (a) Title. Seller has good, marketable and indefeasible title in and to an undivided one-half (1/2) interest in and to the Property, subject only to such conditions, liens and encumbrances of which Purchaser is aware or is a co-obligor with Seller (the "Permitted Exceptions"); and will convey such title to Purchaser on the Closing Date free and clear of, or insured against, all options, rights, covenants, easements, liens and other rights in favor of third parties except the Permitted Exceptions and those created or allowed to be created by the managing entity during its management of the Property. Seller holds none of the Personal Property under a lease or installment sale contract. Neither Seller nor any of its affiliates owns any parcel of land which is contiguous with any portion of the Property. The Property is not subject to any outstanding agreements of sale or any options, liens, or other rights of third parties granted or allowed by Seller to acquire any interest therein claiming by, through or under Seller only, except as described in this Contract.

            (b) Organization. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to transact business in the state in which the Property is situated.

            (c) Authority. Seller has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Contract and to consummate the transactions contemplated in this Contract.

            (d) Loan Documents. Copies of the Note and Loan Documents, including all assignments, amendments and other modifications, have been provided to Purchaser. Seller is not in default under the Note and/or the Loan Documents. The parties acknowledge that Lender's consent and a modification of the Loan will be necessary for the transaction contemplated hereby. Purchaser's obligations hereunder are expressly contingent and conditioned upon Lender consenting to Purchaser's assumption of the Loan on such terms as are acceptable to Purchaser.

            (e) Proceedings. To the best of Seller's knowledge, there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or under any debtor relief laws, contemplated by or pending or threatened against Seller or the Property.

            (f) Litigation. To the best of Seller's knowledge, Seller is not now a party to any litigation, arbitration or administrative proceeding (i) with any person or entity having or claiming any interest in the Property, or (ii) affecting or questioning Seller's title to the Property or Seller's ability to perform its obligations under this Contract. Seller knows of no pending or threatened litigation, arbitration or administrative proceeding affecting or questioning Seller's title to, or use of, the Property or any part thereof, or Seller's ability to perform its obligations under this Contract.

            (g) Non-Foreign Status. The Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986 ("IRC"), i.e., the Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the IRC and Income Tax Regulations).

            (h) Other Rights. Except as Seller has otherwise disclosed to Purchaser, or except where Purchaser is also a party, Seller has no knowledge of any agreements or leases with respect to all or any part of the Property and no agreements which give any right to purchase the Property or any part thereof.

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            (i) Miscellaneous Contracts. To the best of Seller's knowledge, all of the Miscellaneous Contracts are in full force and effect, and neither Seller nor any other party thereto is in default of its obligations under such Miscellaneous Contracts. To the best of Seller's knowledge, neither Seller nor any person authorized to act on its behalf is a party to any written, oral or implied contract, agreement, lease or other commitment affecting or relating to the Property, including, without limitation, agreements for the purchase of goods or the rendition of services, except for the Miscellaneous Contracts and the Permitted Exceptions.

            (j) Administrative Notices. Seller has not received notice of, and has no other knowledge or information of, any pending or contemplated change in any regulation, code, ordinance or law, or private restriction applicable to the Property, or any pending or threatened judicial or administrative action, or any action pending or threatened by adjacent land owners or other persons, or of any natural or artificial condition upon or affecting the Property, or any part thereof, any of which would result in any material change in the condition of the Property, or any part thereof, or would in any way limit or impede the operation of the Property.

            (k) Licenses. To the best of Seller's knowledge, all licenses, certificates and permits that are required to own, operate, use and maintain the Property have been obtained.

            (l) Claims. To the best of Seller's knowledge, there is no claim against any portion of the Property for or on account of work done, materials furnished or utilities supplied to the Property.

            (m) Assessments. To the best of Seller's knowledge, there are no unpaid assessments for public improvements against the Property. To the best of Seller's knowledge, sewer, water, gas and electric lines adequate to service the Property are located on, or adjacent to the Property, and there are no unpaid assessments or charges for the installation of such utilities or for making connection thereto that have not been fully paid.

            (n) Condemnation. Seller has no knowledge of any condemnation, eminent domain or similar proceedings having been instituted or threatened against the Property.

            (o) To the best of Seller's knowledge, there are no judgments, liens, actions, suits or proceedings pending or threatened against Seller.

            (p) Seller has not received any written notice from any Federal, State, County or local authority advising Seller of the violation of any Federal, State, County or local law or ordinance.

            (q) To the best of Seller's knowledge, all taxes required to be paid by Seller which if unpaid could constitute or result in a lien upon the Property, have been paid as of the Effective date of this Contract, and will be paid as of the date of Closing; all tax returns or reports required to be filed by Seller with any and all taxing agencies have been filed, which, if not filed, could constitute or result in a lien upon the Property as of the Effective Date of this Contract and will be filed as of the date of Closing.

            (r) Seller and Purchaser acknowledge that the Property has been managed by Purchaser's affiliate for the duration of the co-tenancy of the Property by Seller and Purchaser. The managing entity has conducted or caused to be conducted all ordinary management activities in the day to day business of the Property, and has knowledge of the Property therefrom.

Section 8.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that, as of the date hereof and on the Closing Date:

            (a) Purchaser is a limited partnership validly existing and in good standing under the laws of the state of Delaware and is, to the extent necessary, qualified to do business in the state where the Real Property is located;

            (b) Purchaser has the authority to execute this Contract and to perform its obligations under this Contract. The person(s) executing this Contract on behalf of Purchaser is (are) authorized to do so.

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            (c) There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceeding in bankruptcy or under other debtor relief laws contemplated by, pending or threatened against Purchaser; and

            (d) "AS IS". THE PARTIES ACKNOWLEDGE AND AGREE THAT PURCHASER HAS HAD, OR WILL HAVE PRIOR TO CLOSING, AMPLE OPPORTUNITY DILIGENTLY TO EXAMINE AND INVESTIGATE TO PURCHASER'S FULL SATISFACTION THE PHYSICAL AND REGULATORY (INCLUDING ENVIRONMENTAL, ZONING, HEALTH AND SAFETY) CONDITION AND STATUS OF THE PROPERTY AND ITS EXISTENCE. THE PROPERTY IS BEING TRANSFERRED "AS IS", "WHERE IS", "WITH FAULTS", AND WITHOUT ANY REPRESENTATION OR WARRANTY BEING GIVEN BY SELLER, EXCEPT AS EXPRESSLY AND SPECIFICALLY SET FORTH HEREIN, EXCEPT THAT SELLER REPRESENTS AND WARRANTS THAT THE IMPROVEMENTS SHALL BE IN THE SAME WORKING ORDER, ORDINARY WEAR AND TEAR EXCEPTED, AT THE TIME OF CLOSING AS THE SAME WERE ON THE DATE HEREOF. EXCEPT AS SO SET FORTH, SELLER DISCLAIMS AND THE PARTIES AGREE THAT SELLER IS NOT BOUND BY NOR LIABLE FOR ANY AND ALL WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, WHETHER EXPRESS OR IMPLIED.

                                    ARTICLE 9

                           Operations Pending Closing

Section 9.1 Seller's Obligations. From the date hereof through the Closing Date;

            (a) Renewals. Seller will not enter into any renewal, extension, modification or replacement of any existing Miscellaneous Contract or enter into any new employment, maintenance, service, supply or other agreement relating to the Property without the express written permission of Purchaser; provided that such permission shall not be required if such Miscellaneous Contract may be terminated by Purchaser without penalty or charge after not more than thirty (30) days notice.

            (b) Other Agreements. Seller shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Property or any portion thereof except as may be required to enable Seller to perform its obligations under this Contract or to operate in the ordinary course of business (i.e. postage meters, copiers, fax machine, maintenance, etc.); provided the same may be terminated upon thirty (30) days notice without penalty.

                                   ARTICLE 10

                            Conditions to Obligations

      Section 10.1 Conditions to Purchaser's Obligations. Purchaser's obligations to consummate the acquisition of the Property pursuant to the terms of this Contract are subject to and conditioned upon the following:

            (a) Each of the representations and warranties made by Seller herein shall be true and complete on the Closing Date as if made on and as of such date.

            (b) Seller shall have performed all obligations which it is required to perform on or before the Closing Date pursuant to the provisions of this Contract.

            (c) The closings of the contracts for the sale and purchase of the REIT Properties as described in Section 6.2 have occurred contemporaneously with the Closing of this Contract.

      Section 10.2 Conditions to Seller's Obligations. Seller's obligations to consummate the sale of the Property pursuant to the terms of this Contract are subject to and conditioned upon the following:

            (a) Purchaser shall have performed all obligations, which it is required to perform on or before the Closing Date pursuant to provisions of this Contract;

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            (b) Purchaser shall assume and become obligated for, and Seller shall not be obligated for, and shall be released from, the unpaid principal balance of the Note, the Mortgage and the Loan Documents, as well as any carve out obligations in connection therewith from and after the Closing Date. Upon assumption of the Loan the Seller will receive a credit at closing for one-half (1/2) of any and all escrow accounts.

            (c) Purchaser shall assume all Miscellaneous Contracts that are by their terms assumable or assignable.

            (d) Seller shall have obtained a release of liability under the Loan from Lender such that the Seller has no further liability under the existing Loan Documents.

      Section 10.3 Failure to Satisfy. If a condition to a party's obligations under this Contract is not either satisfied or waived by such party in writing, then such party may, in addition to any other remedies which such party may have with respect thereto, terminate this Contract by written notice given to the other on or before the Closing Date, and either party shall be entitled to all remedies available in the Commonwealth of Kentucky, including without limitation injunction, specific performance and damages.

      Section 10.4 Mutual Indemnities. Purchaser agrees to indemnify and hold Seller harmless from all liability arising under the Loan Documents from and after the Closing Date for any matters occurring after the Closing Date arising from Purchaser's actions or those of its agents. Seller agrees to indemnify and hold Purchaser harmless from all liability arising under the Loan Documents prior to the Closing Date arising from Seller's action or those of its agents.

                                   ARTICLE 11

                                     Closing

      Section 11.1 Closing Date. The closing hereunder ("Closing") shall take place on or before November 30, 2004, unless extended by Purchaser for up to thirty (30) days as heretofore provided, and at such time and place as the parties shall mutually agree, but shall be contemporaneous with the closing of the sale and purchase contracts of the REIT Properties as described in Section 6.2

      Section 11.2 Conditions to Closing. (a) If on the Closing Date all conditions to closing set forth in Section 10.1 hereof have not been satisfied; then Purchaser may, at its sole option (i) waive any defect or requirement and close the transaction contemplated for herein; (ii) extend (without prejudice to any of Purchaser's other rights hereunder) the Closing for such reasonable time (not to exceed fifteen (15) days) as may be required for Seller to cure any of the foregoing matters, such postponed date shall then become the Closing Date; or (iii) Purchaser may terminate this Contract, and avail itself of any and all remedies available in the Commonwealth of Kentucky, including, without limitation, specific performance and damages.

            (b) If on the Closing Date all conditions to closing set forth in
Section 10.2 hereof have not been satisfied, then Seller may, at its sole option, (i) waive any defect or requirement and close the transaction contemplated herein; (ii) extend (without prejudice to any of Seller's other rights hereunder) the Closing for such reasonable time (not to exceed fifteen
(15) days as may be required for Purchaser to cure any of the foregoing matters, and such postponed date shall then become the Closing Date; or (iii) Seller may terminate this Contract, and avail itself of any and all remedies available in the Commonwealth of Kentucky, including, without limitation, specific performance and damages.

      Section 11.3 Seller's Obligations. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, each of the following items:

            (a) Deed. A general warranty deed conveying good, indefeasible fee simple title in and to Seller's undivided interest in the Real Property and the Improvements to Purchaser, subject only to the Permitted Exceptions, together with Seller's Affidavit of Title.

            (b) Bill of Sale. A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed and acknowledged by Seller, conveying to Purchaser Seller's undivided interest in the Personal Property, subject to the Permitted Exceptions, assigning all Seller's rights under the

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      Miscellaneous Contracts and assigning all assignable warranties, guaranties, and bonds applicable to the Property, or any part thereof.

            (c) Authority. Such evidence or documents as may be reasonably required by the Purchaser or the title company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Property.

            (d) Non-Foreign Status Certificate. A Certification in a form to be provided or approved by the Purchaser, signed by the Seller under penalties of perjury, containing the following:

                  (i) The Seller's U.S. Taxpayer Identification Number
                  62-1738327;

                  (ii) The home address of the Seller (or the business address of the Seller if the Seller is not an individual); and

                  (iii) A statement that the Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the IRC (i.e., the Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the IRC and Income Tax Regulations)).

            (e) Affidavit of Creditors. If required by any title company issuing a policy of title insurance to Purchaser, an affidavit of creditors of Seller with regard to the assets being sold hereunder.

            (f) Additional Documents. All additional documents and instruments as in the opinion of Purchaser's counsel and Seller's counsel as are necessary or desirable for the proper consummation of this transaction.

      Section 11.4 Purchaser's Obligations. At the Closing, Purchaser shall deliver to Seller the following items:

            (a) Purchase Price. The Purchase Price (which includes both the cash sum set forth above, as well as the aforesaid Loan assumption), as reduced by the normal debits for prorated items or other items to be paid by Seller hereunder in immediately available funds;

            (b) Loan Assumption. Such documents necessary to assume the Loan and Loan Documents, in a form acceptable to Purchaser;

            (c) Authority. Such evidence or documents as may reasonably be required by the Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of the Purchaser in connection with the sale of the Property.

      Section 11.5 Adjustments and Prorations. At Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

            (a) Revenues. Current revenues including, but not limited to, room and function deposits and food and beverage revenues generated by the Property ("Revenues"), shall be prorated as follows:

                  (i) Revenues attributable to room use or functions having occurred prior to 6:00 a.m. on the Closing Date shall belong to and be retained by Seller.

                  (ii) Revenues attributable to room use or functions occurring at or after 6:00 a.m. on the Closing Date and any subsequent date shall belong to and be paid to Purchaser

                  (iii) Revenues representing advance payments or deposits which are allocable in part to the period prior to and in part to the period following 6:00 a.m. on the Closing Date shall be prorated between the parties on per diem basis or on such other equitable basis as agreed by the parties.

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To the extent Revenues are in the possession of Purchaser which are owing to
Seller, then one-half (1/2) of the same should be credited to Seller at the Closing.

            (b) Accounts Receivable. Purchaser shall purchase from Seller, in cash at Closing, accounts receivable from tenants or registered guests who have not checked out and/or who are occupying rooms at 11:59 PM on the day preceding Closing. Such rents or accounts receivable shall be defined as the "tray ledger". All other rents or accounts receivable originating prior to the Closing Date shall be distributed in the same manner distributed prior to Closing. One half (1/2) of all amounts collected or received after Closing in payment of any particular rent or receivable accrued prior to the Closing Date, other than the tray ledger, shall be remitted by Purchaser to Seller on a weekly basis, in the same form as received. Seller shall have the right, at its expense, to audit Purchaser's handling of such accounts during normal business hours at the Property. Purchaser will cooperate with Seller with regard to collection of Seller's share of all rents or receivables, but Purchaser will have not liability with regard to failure to collect such receivables. If the aforesaid audit reveals Purchaser has misstated the accounts by 3% or more, Purchaser shall reimburse Seller for all reasonable expenses incurred by Seller in connection with said audit within ten (10) days of Seller's request therefore.

            (c) Cash on Hand. Purchaser shall pay Seller at the Closing an amount equal to one-half (1/2) of all cash on hand as of the Closing and, in consideration of such payment, Purchaser shall receive such cash on hand at Closing.

            (d) Taxes. Ad valorem taxes and personal property taxes (if any) for the Property for the current calendar year shall be prorated to date of Closing, and the Seller shall credit to the Purchaser at Closing, the Seller's pro-rata portion of such taxes. The Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year. If, for any reason, ad valorem taxes and personal property taxes (if any) for the current calendar year have not been assessed on the Property, such prorating shall be estimated based upon ad valorem taxes and personal property taxes (if any) for the immediately preceding calendar year, and adjusted when actual amounts are available.

            (e) Expenses. All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, public utility charges, maintenance, service charges, housekeeping expenses and all other normal operating charges of the Property shall be prorated at the Closing effective as of 6:00 a.m. on the Closing Date. All utility meters shall be read on the Closing Date and Seller shall pay to Purchaser an amount equal to one-half (1/2) of all utility charges incurred or accrued up to the reading of such utility meters. In the event the meter readings are not available at Closing, utility costs will be prorated based on the best information available.

            (f) Reproration. In the event any adjustments pursuant to this
      Section 11.5 are, subsequent to Closing, found to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, accompanied by copies of all paid statements, and such amount shall be paid within ten
      (10) days from receipt of the invoice. The obligations of Seller and Purchaser under this Paragraph 11.5 shall survive the Closing hereof for a period of ninety (90) days.

      Section 11.6 Possession. Possession of Seller's interest in the Property shall be delivered to Purchaser by Seller at the Closing, subject only to such rights of others as have been expressly disclosed herein.

      Section 11.7 Closing Costs. Seller shall pay its proportionate share of the prorations set forth in Section 11.5. Purchaser shall pay its proportionate share of the prorations set forth in Section 11.5, all realty, transfer, sales, deed or documentary taxes, any loan assumption or termination fees and associated costs and expenses required for the assumption of the Loan. Each party hereto represents that it has not used the services of a real estate broker in this transaction and each agrees to indemnify the other for any claims against the other by any broker claiming through the indemnifying party. In addition to Seller paying its proportionate share of any prorations pursuant to
Section 11.5, Seller will also pay for deed preparation and the title commitment, provided, however, Seller may use the services of Reynolds, Johnston, Hinton, Thomas and Pepper, LLP, for title examination and title insurance commitment. Each party shall pay its own attorney fees. Purchaser shall pay for all the normal closing costs.

      Section 11.8 Seller's Indemnity. The Seller agrees to indemnify and hold the Purchaser harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically become the obligation of the Purchaser) arising or accruing prior to the date of Closing and which are in any way related to Seller's ownership, maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

      Section 11.9 Purchaser's Indemnity. The Purchaser agrees to indemnify and hold the Seller harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically remain the obligation of the Seller) arising or accruing subsequent to the date of Closing and which are in any way related to Purchaser's ownership, maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

      Section 11.10 Notice of Claim. In the event either party hereto receives notice of a claim or demand, which results or may result in indemnification pursuant to Section 11.8 or 11.9, such party shall immediately give notice thereof to the other party to this contract. The party receiving such notice shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of his own choosing. In the event the party receiving such notice fails to properly and effectively defend such claim, and in the event such party is liable therefor, then the party so giving such notice may defend such claim at the expense of the party receiving such notice.

                       ARTICLE 12 - Intentionally omitted.

                                   ARTICLE 13

                               Remedies of Default

      Section 13.1 Termination. If this Contract is terminated by Purchaser pursuant to any one or more Sections hereof which entitle Purchaser to terminate this Contract, or if the sale contracted for herein is not consummated due to a material default on the part of the Seller, then Purchaser shall have all rights available under this agreement and the State of Kentucky including the right of specific performance or damages, and Purchaser may seek either.

      Section 13.2 Purchaser's Default. In the event all conditions of this Contract are satisfied and in the event all covenants and agreements to be performed by Seller prior to Closing are fully performed, and in the event that performance of this Contract is tendered by the Seller and the sale is not consummated through default on the part of the Purchaser on the Closing Date, then Seller shall have all rights and remedies available under this Agreement and the Commonwealth of Kentucky including the rights of specific performance and damages, including without limitation attorney fees and costs.

      Section 13.3 Seller's Default. In the event that any of the Seller's representations or warranties contained herein are untrue or if Seller shall have failed to have performed any of the covenants or agreements contained herein which are to be performed by Seller for any reason, Purchaser may, at its option: (a) terminate this Contract by giving written notice of termination to Seller; (b) seek to enforce specific performance of this Contract and recover all attorneys fees, court costs and other costs and expenses incurred by Purchaser in connection with the pursuit of such specific performance action; or
(c) terminate this Contract by giving written notice of termination to Seller and seek damages for breach of this Contract by Seller.

                                   ARTICLE 14

                                  Miscellaneous

      Section 14.1 Notices. All notices, demands, or other communications of any type (herein collectively referred to as "Notices") given by the Seller to the Purchaser or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section
14.1. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by telecopy, overnight delivery service or by United States Mail, as a Registered or Certified item, Return Receipt Requested. Notices delivered personal delivery, telecopy or overnight delivery shall be effective when received, or delivery is attempted but refused, and notices delivered by mail shall be effective when deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed, if to the Purchaser, as follows:

                        Education Realty Operating Partnership, LP
                        530 Oak Court Drive, Suite 300
                        Memphis, Tennessee 38117
                        Attention: Paul O. Bower
                        Telephone: (901) 259-2500
                        Fax: (901) 259-2594
                        E-Mail: pbower@aoinc.com

                        With a copy to:

                        Martin, Tate, Morrow & Marston, P. C.
                        6410 Poplar Avenue, Suite 1000
                        Memphis, Tennessee 38119-4843
                        Attention: Lee Welch
                        Telephone: (901) 522-9000
                        Fax: (901) 527-3746
                        E-Mail: lwelch@aoinc.com
                        E-Mail: lwelch@martintate.com

With a copy to:

                        Morris, Manning & Martin, LLP
                        1600 Atlanta Financial Center
                        3343 Peachtree Road, N.E.
                        Atlanta, Georgia 30326
                        Attention: Rosemarie Thurston
                        Telephone: (404) 233-7000
                        Fax: (404) 365-9532
                        E-Mail: rthurston@mmmlaw.com

and addressed, if to the Seller, as follows:

                         The Gables, LLC
                         1337 US 31 West Bypass
                         Bowling Green, Kentucky  42102

            With copy to:

                          Linda B. Thomas
                          Reynolds, Johnston, Hinton, Thomas & Pepper, LLP 310 E. 11th Street
                          P.O. Box 4000
                          Bowling Green, Kentucky  42102-4000

Either party hereto may change the address for notice specified above by giving the other party ten (10) days advance written notice of such change of address. The attorney for each party to this Contract identified in this Section 14.1 may give notices on behalf of his or her client with the same force and effect as if such notice were given directly by such party.

      Section 14.2 Timing; Effective Date. For purposes of determining the time for performance of various obligations under this Contract, the effective date of this Contract shall be the date the last signature of a party required hereon is appended hereto ("Effective Date"). If the date for the performance of any obligation or the expiration of any time period hereunder falls on a Saturday, Sunday or legal holiday under the laws of the United States and/or the State of Kentucky, such date shall be extended until the next day which is not a Saturday, Sunday or legal holiday.

      Section 14.3 Survival. Any representation, warranty, covenant or agreement herein of either party to this Contract, whether to be performed before or after the time of Closing, shall not be deemed to be merged into or waived by the instruments of Closing, but shall expressly survive Closing and shall be binding upon the party obligated thereby as provided for herein. The representations and warranties contained in Sections 8.1 and 8.2 shall be true and correct on the date of Closing and shall survive the Closing and continue in full force and effect for one (1) year following the date of the closing, notwithstanding the Closing and consummation of the sale contracted for herein, and the obligation to close this transaction is expressly conditioned upon said representations and warranties being true and correct on the date of Closing. Any and all claims based upon or relying on such representations or warranties must be brought within one (1) year from the date of closing.

      Section 14.4 Construction. This Contract shall be construed and interpreted in accordance with the laws of the State of Kentucky and the obligations of the parties hereto are and shall be performable in the County wherein the Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns".

      Section 14.5 Amendment. This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

      Section 14.6 Authority. Each person executing this Contract warrants and represents that he is fully authorized to do so.

      Section 14.7 Attorneys' Fees. In the event it becomes necessary for either party hereto to file a suit to enforce this Contract or any provisions contained herein, the party prevailing in a final non-appealable judgment in a court of competent jurisdiction shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys fees incurred in such suit.

      Section 14.8 Headings. The descriptive headings of the several Articles, Sections and Paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      Section 14.9 Entire Agreement. This Contract, including the Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract.

      Section 14.10 Copies and Multiple Counterparts. The parties have executed numerous copies and/or multiple counterparts of this Contract hereto. Each such executed copy and/or all counterparts shall have the full force and effect of an original executed instrument.

      Section 14.11 1031 Exchange. Seller may wish to take advantage of the Internal Revenue Code provisions under Rule 1031 dealing with like kind exchanges. In such event, Purchaser agrees to cooperate with Seller by executing such documents as are required in connection therewith by a qualified intermediary and remitting the proceeds to such intermediary in accordance with its instructions.

                            [SIGNATURE PAGE FOLLOWS]

EXECUTED as of the 27th day of August, 2004 by Purchaser.

                                  Education Realty Operating Partnership, L.P., A Delaware limited partnership.

                                       By: Education Realty Trust OP GP, Inc.,
                                           Its General Partner

                                           By: /s/ Paul O. Bowers
                                           Title: President

EXECUTED as of the 27th day of August, 2004 by Seller.

                                  The Gables, LLC,
                                  a Kentucky limited liability corporation.

                                  By: /s/ Jack Sheidler
                                  Title: Member

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

ALL THAT CERTAIN tract or parcel of land and premises situate, lying and being in the County of Warren, City of Bowling Green, State of Kentucky and more particularly described as follows:

            Beginning at an iron pin set in the northwest right-of-way intersection of Creason Street and Robinson Avenue; thence with the right-of-way line of Creason Street S 40 deg. 57 min. 40 sec. W
            210.23 feet to an iron pin; thence with a curve to the right having a radius of 507.03 feet, an arc length of 197.47 feet and a chord bearing and distance of S 52 deg. 07 min. 06 sec. W 196.22 feet to an iron pin; thence S 63 deg. 16 min. 31 sec. W 202.60 feet to an iron pin, corner common to Lot 1 of Plat Book 27, Page 151; thence leaving said right-of-way and with the common line of said Lot 1 N 51 deg. 41 min. 29 sec. W 340.78 feet to an iron pin located in the southeast right-of-way line of the CSX Railroad; thence leaving said common line and with the right-of-way line of the CSX Railroad N 37 deg. 41 min. 31 sec. E 562.99 feet to an iron pin located in the southwest right-of-way of Robinson Avenue; thence leaving said Railroad right-of-way and with the right-of-way line of Robinson Avenue S 54 deg. 10 min 50 sec. E 489.38 feet to the point of beginning, containing 5.81 acres, and being all of Lots 2 & 3 (collectively now Lot 2) of Chandler and Robinson Subdivision Revised as recorded in Plat Book 30, Page 20, at the Warren County Clerk's office, Bowling Green, Kentucky.

            Being all of the property conveyed to The Gables, LLC, a Kentucky limited liability company, by Quitclaim Deed dated July 23, 1996, and of record in Deed Book 729, Page 783, in the Warren County Clerk's office.

      Tax Parcel No.

      Address: 1909 Creason Drive, Bowling Green, KY 42102

                                   EXHIBIT "B"

                                PERSONAL PROPERTY

NONE